Exhibit 99.1

Teknova Reports Fourth Quarter and Full Year 2021 Financial Results

Full year 2021 total revenue was $36.9 million, up 18% year-over-year

Excluding Sample Transport revenue of $1.5 million, full year 2021 total revenue was $35.4 million,

up 31% year-over-year

Company provides 2022 revenue guidance of $44-$48 million

HOLLISTER, Calif., March 15, 2022 – Alpha Teknova, Inc. (“Teknova”) (Nasdaq: TKNO), a leading provider of critical reagents for the discovery, development, and commercialization of drug therapies, novel vaccines, and molecular diagnostics, today announced financial results for the fourth quarter and the full year ended December 31, 2021.

“We had solid fourth quarter revenue and a great finish to a year in which we made meaningful progress against our strategic priorities,” said Stephen Gunstream, President and CEO of Teknova. “We continue to see robust demand for our high-quality, custom solutions, and anticipate another year of strong revenue growth ahead. We also continue to make strategic investments across our Company to develop the products, capabilities, and infrastructure necessary to execute on our long-term growth strategy.”

Corporate and Financial Updates

•

Achieved quarterly total revenue of $10.1 million, consistent with total revenue for the same period in 2020, and up 26% to $9.6 million in the fourth quarter 2021, as compared to $7.6 million in the fourth quarter 2020, when Sample Transport is excluded

•

Achieved full year 2021 total revenue of $36.9 million, up 18% as compared to $31.3 million for the full year 2020, and up 31% to $35.4 million for the full year 2021, as compared to $27.0 million for the full year 2020, when Sample Transport is excluded

•

Invested in manufacturing capacity expansion in existing facilities and construction of a new, state-of-the art GMP manufacturing facility, including new hires with process development and automation expertise

•	Strengthened talent base through hires in R&D, sales and marketing, finance, and operations

Revenue for the Fourth Quarter and Full Year of 2021

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
(Dollars in Thousands)	2021	2020	2021	2020
Lab Essentials	$6,744	$5,746	$27,184	$21,240
Clinical Solutions	2,439	1,666	6,793	4,807
Sample Transport	495	2,530	1,530	4,297
Other	432	215	1,386	953

Total revenue	$10,110	$10,157	$36,893	$31,297

Fourth Quarter 2021 Financial Results

Total revenue for the fourth quarter 2021 was $10.1 million, in line with $10.2 million in the fourth quarter 2020. Excluding Sample Transport, revenue for the fourth quarter 2021 was $9.6 million, a 26% increase from $7.6 million in the fourth quarter 2020.

Gross profit for the fourth quarter 2021 was $5.0 million, compared to $5.6 million in the fourth quarter 2020. Gross margin for the fourth quarter 2021 was 49.2% of revenue, compared to 54.8% in the fourth quarter 2020. Excluding the impact of a $0.2 million benefit from reversing a portion of the reserve related to excess Sample Transport inventory, gross margin was 47.0% for the fourth quarter 2021. The lower gross margin for the fourth quarter 2021 reflects higher costs associated with expected investments that the Company began making in its current manufacturing capacity and capabilities to support long-term growth.

Operating expenses for the fourth quarter 2021 were $9.7 million, compared to $4.8 million in the fourth quarter 2020. The increase was primarily related to continued personnel increases in R&D, sales and marketing, finance, and operations. The increase also reflects the new costs in the fourth quarter 2021 associated with operating as a public company when compared to the fourth quarter 2020.

Net loss attributable to common stockholders for the fourth quarter 2021 was negative $3.6 million, or negative $0.13 per diluted share, compared to net income attributable to common stockholders of positive $0.1 million, or positive $0.03 per diluted share, for the fourth quarter 2020.

Cash used in operating activities for the fourth quarter 2021 was $3.1 million, compared to cash provided by operating activities of $2.4 million for the fourth quarter 2020.

Adjusted EBITDA for the fourth quarter 2021 was negative $3.4 million, compared to positive $1.6 million for the fourth quarter 2020. Free Cash Flow was negative $10.5 million for the fourth quarter 2021, compared to negative $1.1 million for the fourth quarter 2020.

Full Year 2021 Financial Results

Total revenue was $36.9 million for the year ended December 31, 2021 (“2021”), an 18% increase from $31.3 million for the year ended December 31, 2020 (“2020”). Excluding Sample Transport, revenue for 2021 was $35.4 million, a 31% increase from $27.0 million in 2020.

Gross profit for 2021 was $17.6 million, compared to $17.8 million in 2020. Gross margin for 2021 was 47.8%, compared to 56.7% in 2020. Excluding the impact of a $0.4 million net reserve related to excess Sample Transport inventory, gross margin was 48.9% for 2021. The lower gross margin for 2021 reflects higher costs associated with expected investments that the Company began making in its current manufacturing capacity and capabilities to support long-term growth.

Operating expenses for 2021 were $29.6 million, compared to $13.1 million in 2020. Operating expenses increased as the Company invested in personnel in R&D, sales and marketing, finance, and operations. The increase also reflects the substantial new costs in 2021 associated with operating as a public company when compared to 2020.

Net loss attributable to common stockholders for 2021 was negative $9.8 million, or negative $0.61 per diluted share, compared to net income attributable to common stockholders of positive $0.6 million, or positive $0.16 per diluted share, for 2020.

Cash used in operating activities for 2021 was $9.1 million, compared to cash provided by operating activities of $2.5 million for 2020.

Adjusted EBITDA for 2021 was negative $7.6 million, compared to positive $7.0 million for 2020. Free Cash Flow was negative $28.9 million for 2021, compared to negative $3.0 million for 2020.

As of December 31, 2021, the Company had $87.5 million in cash and cash equivalents.

2022 Revenue Outlook

Teknova anticipates total revenue of $44 million to $48 million for the fiscal year ending December 31, 2022, which assumes approximately 25% growth in Lab Essentials and approximately 60% growth in Clinical Solutions. The Company does not anticipate any revenue from Sample Transport in 2022.

Conference Call and Webcast

Teknova will host a webcast and conference call on Tuesday, March 15, beginning at 4:30 p.m. ET. Participants can access the live webcast on the Investor Relations section of the Teknova website and at this link: https://edge.media-server.com/mmc/p/6tqmpjbi. The conference call can be accessed by dialing +1 877-312-1451 for domestic callers and +1 470-495-9521 for international callers. The conference ID number is 5787239. The webcast will be available for replay on the Company’s website approximately two hours after the event.

About Teknova

Teknova is expediting clinical breakthroughs in life sciences by providing custom products and reagents for drug therapies, novel vaccines, and molecular diagnostics. With a focus on agility and customization, Teknova delivers research-grade and GMP products, including cell culture media and supplements, protein and nucleic acid purification buffers, and molecular biology reagents for a multitude of established and emerging applications, including cell and gene therapy, mRNA therapeutics, genomics, and synthetic biology. Teknova’s proprietary processes enable the manufacture and delivery of high-quality, custom, made-to-order products with short turnaround times and at scale across all stages of development, including commercialization.

Non-GAAP Financial Measures

This press release contains financial measures that have not been calculated in accordance with U.S. generally accepted accounting principles (GAAP). Teknova uses the following non-GAAP financial measures in assessing the performance of our business and the effectiveness of our business strategies: (a) Adjusted EBITDA and (b) Free Cash Flow.

Teknova defines Adjusted EBITDA as net income (loss) adjusted for interest income (expense), net, provision for (benefit from) income taxes, depreciation expense, amortization of intangible assets, and stock-based compensation expense. Adjusted EBITDA reflects further adjustments to eliminate the impact of certain items, including certain non-cash and other items that we do not consider representative of our ongoing operating performance.

Teknova defines Free Cash Flow as cash provided by (used in) operating activities less purchases of property, plant, and equipment.

Teknova presents Adjusted EBITDA and Free Cash Flow in this press release because Teknova believes that analysts, investors, and other interested parties frequently use these measures to evaluate companies in our industry and that such measures facilitate comparisons on a consistent basis across reporting periods. Teknova also believes such measures are helpful in highlighting trends in our operating results because they exclude items that are not indicative of our core operating performance.

A full reconciliation of these non-GAAP measures to the most comparable GAAP measures is included at the end of this release.

Forward-Looking Statements

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements.” These statements include, but are not limited to, statements relating to our long-term growth strategy, demand for our products, expansion of our production capacity and commercial and R&D capabilities. The words, without limitation, “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these or similar identifying words. These forward-looking statements are based on management’s current expectations and beliefs and are subject to uncertainties and factors, all of which are difficult to predict and many of which are beyond our control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks include, but are not limited to, those related to the statements about our expectations for full-year 2022 revenue guidance; our cash flows and revenue growth rate; our supply chain, sourcing, manufacturing and warehousing; inventory management; risks related to global economic and marketplace uncertainties related to the impact of the COVID-19 pandemic; reliance on a limited number of customers for a high percentage of our revenue; acquisitions of other companies and other factors discussed in the “Risk Factors” section of our most recent periodic reports filed with the Securities and Exchange Commission (“SEC”), including in our final prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended, on June 25, 2021, all of which you may obtain for free on the SEC’s website at www.sec.gov. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by us on our website or otherwise. We do not undertake any obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Investor Contacts

Matt Lowell

Chief Financial Officer

matt.lowell@teknova.com

+1 831-637-1100

Sara Michelmore

MacDougall Advisors

smichelmore@macdougall.bio

+1 781-235-3060

Media Contact

Jenn Henry

Senior Vice President, Marketing

jenn.henry@teknova.com

+1 831-313-1259

ALPHA TEKNOVA, INC.

Condensed Statements of Operations

(Unaudited)

(In thousands, except share and per share data)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2021	2020	2021	2020
Revenue	$10,110	$10,157	$36,893	$31,297
Cost of sales	5,131	4,588	19,272	13,542

Gross profit	4,979	5,569	17,621	17,755
Operating expenses:
Research and development	1,390	482	4,312	1,507
Sales and marketing	1,283	840	3,777	2,229
General and administrative	6,786	3,165	20,392	8,208
Amortization of intangible assets	287	287	1,148	1,148

Total operating expenses	9,746	4,774	29,629	13,092

Income (loss) from operations	(4,767)	795	(12,008)	4,663
Other income (expenses), net
Interest income (expense), net	(36)	13	(589)	87
Other expense, net	(38)	3	(40)	(24)

Total other income (expenses), net	(74)	16	(629)	63

Income (loss) before income taxes	(4,841)	811	(12,637)	4,726
Provision for (benefit from) income taxes	(1,194)	234	(2,834)	1,156

Net income (loss)	(3,647)	577	(9,803)	3,570

Less: undistributed income attributable to preferred stockholders	—	(480)	—	(2,962)

Net income (loss) attributable to common stockholders	$(3,647)	$97	$(9,803)	$608

Net income (loss) per share attributable to common stockholders
Basic	$(0.13)	$0.03	$(0.61)	$0.17
Diluted	$(0.13)	$0.03	$(0.61)	$0.16
Weighted average shares used in computing net income (loss) per share attributable to common stockholders
Basic	28,011,935	3,599,232	16,087,653	3,599,232
Diluted	28,011,935	4,304,019	16,087,653	3,800,636

ALPHA TEKNOVA, INC.

Condensed Balance Sheets

(Unaudited)

(In thousands)

	As of December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$87,518	$3,315
Short-term investments - marketable securities	—	1,811
Accounts receivable, net	4,666	4,623
Inventories, net	5,394	3,582
Income taxes receivable	1,188	1,417
Prepaid expenses and other current assets	2,438	1,666

Total current assets	101,204	16,414
Property, plant and equipment, net	29,810	10,008
Goodwill	16,613	16,613
Intangible assets, net	18,704	19,852
Other non-current assets	180	24

Total assets	$166,511	$62,911

LIABILITIES, CONVERTIBLE AND REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,248	$1,635
Accrued liabilities	5,495	2,327

Total current liabilities	7,743	3,962
Deferred tax liabilities	3,153	5,990
Other accrued liabilities	273	350
Long-term debt	11,870	—
Deferred rent	269	204

Total liabilities	23,308	10,506

Commitments and contingencies
Series A convertible and redeemable preferred stock	—	35,638
Stockholders’ equity:
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	150,741	14,495
Retained earnings (accumulated deficit)	(7,538)	2,265
Accumulated other comprehensive income	—	7

Total stockholders’ equity	143,203	16,767

Total liabilities, convertible and redeemable preferred stock and stockholders’ equity	$166,511	$62,911

ALPHA TEKNOVA, INC.

Condensed Statements of Cash Flows

(Unaudited)

(In thousands)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2021	2020	2021	2020
Operating activities:
Net income (loss)	$(3,647)	$577	$(9,803)	$3,570
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Bad debt expense	—	(7)	235	(12)
Depreciation and amortization	783	571	2,883	2,044
Stock-based compensation	624	269	1,551	300
Inventory reserve	(235)	(39)	441	(29)
Deferred taxes	(1,197)	189	(2,837)	2,090
Amortization of debt issuance costs	45	—	134	—
Loss on disposal of property, plant, and equipment	37	—	41	11
Other	—	3	(10)	37
Changes in operating assets and liabilities:
Accounts receivable	(108)	119	(278)	(2,352)
Inventories	(756)	(627)	(2,253)	(987)
Income taxes receivable	3	(250)	229	(1,241)
Prepaid expenses and other current assets	476	(44)	(1,301)	(949)
Accounts payable	(198)	575	270	867
Accrued liabilities	1,257	1,001	1,810	(886)
Other	(166)	97	(181)	42

Cash provided by (used in) operating activities	(3,082)	2,434	(9,069)	2,505

Investing activities:
Purchase of property, plant, and equipment	(7,412)	(3,497)	(19,877)	(5,466)
Proceeds from loan to related party	—	7	529	27
Purchase of short-term marketable securities	—	12	—	(1,763)
Proceeds on sales of short-term marketable securities	—	—	1,132	1,747
Proceeds from maturities of short-term marketable securities	—	820	695	3,720

Cash provided by (used in) investing activities	(7,412)	(2,658)	(17,521)	(1,735)

Financing activities:
Repayment of long-term debt	—	—	—	(45)
Indemnity holdback release	—	—	—	(1,554)
Proceeds from long-term debt, net	(1)	—	11,889	—
Debt issuance costs	—	—	(153)	—
Payment of issuance costs for initial public offering	—	—	(3,615)	—
Proceeds from initial public offering, net of underwriters’ commissions and discounts	—	—	102,672	—

Cash provided by (used in) financing activities	(1)	—	110,793	(1,599)

Change in cash and cash equivalents	(10,495)	(224)	84,203	(829)
Cash and cash equivalents at beginning of period	98,013	3,539	3,315	4,144

Cash and cash equivalents at end of period	$87,518	$3,315	$87,518	$3,315

ALPHA TEKNOVA, INC.

Reconciliation of Non-GAAP Measures to the Most Comparable GAAP Measures

(Unaudited)

(In thousands)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2021	2020	2021	2020
Net (loss) income – as reported	$(3,647)	$577	$(9,803)	$3,570
Add back:
Interest income (expense), net	(36)	13	(589)	87
Provision for (benefit from) income taxes	(1,194)	234	(2,834)	1,156
Depreciation expense	496	285	1,735	897
Amortization of intangible assets	287	286	1,148	1,147

EBITDA	$(4,022)	$1,369	$(9,165)	$6,683

Other and one-time expenses:
Stock-based compensation expense	624	269	1,551	300

Adjusted EBITDA	$(3,398)	$1,638	$(7,614)	$6,983

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2021	2020	2021	2020
Cash provided by (used in) operating activities	$(3,082)	$2,434	$(9,069)	$2,505
Purchase of property, plant, and equipment	(7,412)	(3,497)	(19,877)	(5,466)

Free Cash Flow	$(10,494)	$(1,063)	$(28,946)	$(2,961)